CUSIP No. 0008740541              SCHEDULE 13G               Page 13 of 14 pages



                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13G, dated March 23, 1998 (the "Schedule 13G"), with respect to the common stock, par value $.01 per share, of Take-Two Interactive Software, Inc., is, and any amendments thereto by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with Rule 13d-1 promulgated under the Securities Exchange Act of 1934, as amended, and that this agreement shall be included as an exhibit to the Schedule 13G and each such amendment. Each of the undersigned hereby agree that it is responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed or caused to be executed this agreement as of March 23, 1998.


Dated March 23, 1998:               \s\ REINHARD MOHN
                                    ----------------------------------------
                                    REINHARD MOHN


                                    JOHANNES MOHN GMBH

Dated March 23, 1998:               By:  \s\ REINHARD MOHN
                                         -----------------------------------
                                         Reinhard Mohn
                                         Chairman


                                    BERTELSMANN AG

Dated March 23, 1998:              By:   \s\ MARK WOESSNER
                                         -----------------------------------
                                         Mark Woessner
                                         Chairman and Chief Executive Officer


                                    BERTELSMANN, INC.

Dated March 23, 1998:               By:  /s/ JACQUELINE CHASEY
                                         -----------------------------------
                                         Jacqueline Chasey
                                         Vice President and
                                         Assistant Secretary
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CUSIP No. 0008740541              SCHEDULE 13G               Page 14 of 14 pages


                                    BERTELSMANN MUSIC GROUP, INC.

Dated March 23, 1998:               By:  \s\ THOMAS W. MCINTYRE
                                         -----------------------------------
                                         Thomas W. McIntyre
                                         Senior Vice President and Treasurer


                                    BMG MUSIC

                                    By: BERTELSMANN MUSIC
                                        GROUP, INC., as general partner

Dated March 23, 1998:               By:  \s\ THOMAS W. MCINTYRE
                                        -----------------------------------
                                         Thomas W. McIntyre
                                         Senior Vice President and Treasurer